Exhibit 10.11

FRANKLIN ROAD LOGISTICS CENTER INDIANAPOLIS, INDIANA

INDUSTRIAL REAL ESTATE LEASE AGREEMENT

BETWEEN

FRANKLIN IN LP, a Delaware limited partnership

("LANDLORD")

AND

TRADITION LOGISTICS L.L.C., an Indiana limited liability company

("TENANT")

TABLE OF CONTENTS

1. Basic Lease Information	2
2. Lease Grant.	4
3. Adjustment of Commencement Date; Possession	4
4. Rent.	5
5. Compliance with Laws; Use; Parking	6
6. Security Deposit.	6
7. Building Services; Utilities	7
8. Leasehold Improvements	7
9. Repairs and Alterations	8
10. Entry by Landlord	9
11. Assignment and Subletting	10
12. Liens	11
13. Indemnity and Waiver of Claims	12
14. Insurance	12
15. Subrogation	13
16. Casualty Damage	13
17. Condemnation	14
18. Default.	14
19. Remedies	14
20. Limitation of Liability	15
21. Hazardous Materials	15
22. Holding Over	17
23. Subordination to Mortgages; Estoppel Certificate	17
24. Notice	17
25. Surrender of Premises	17
26. Miscellaneous	18

Exhibits:

Exhibit A - Outline and Location of the Premises Expenses and Taxes

Exhibit B - Landlord's Work. Intentionally omitted.

Exhibit C - Building Rules and Regulations Additional Provisions Guaranty.

Exhibit D - Hazardous Materials Disclosure Certificate

Exhibit E -

Exhibit F -

Exhibit G -

Exhibit H -

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INDUSTRIAL REAL ESTATE LEASE AGREEMENT

THIS INDUSTRIAL REAL ESTATE LEASE AGREEMENT (this "Lease") is made and entered into as of November_, 2022 (the "Effective Date"), by and between Franklin IN LP, a Delaware limited partnership, ("Landlord") and Tradition Logistics L.L.C., an Indiana limited liability company ("Tenant").

1. Basic Lease Information.

1.01 "Building" shall mean the building located at 333 South Franklin Road, Indianapolis, Indiana, commonly known as Franklin Road Logistics Center. "Rentable Square Footage of the Building" is deemed to be 408,395 square feet.

1.02 "Premises" shall mean the certain warehouse and office space consisting of approximately 389,319 square feet (the "Warehouse/Office Premises"), certain truck terminal space consisting of 8,609 square feet (the "Truck Terminal Premises"), and certain maintenance facility space consisting of approximately 10,467 square feet (the "Maintenance Facility Premises"). The Truck Terminal Premises and Maintenance Facility Premises are collectively referred to herein as "Premises 2". The "Rentable Square Footage of the Premises" is deemed to be 408,395 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured, unless there is an actual physical change in the Premises or the Building.

1.03 "Base Rent'':

Period	Annual Rent	Annual Rate Per Sauare Foot	Monthly Base Rent
12/1/22 - 06/30/23	$1,518,344.10	$3.90	$126,528.68
07/01/23-10/31/23	$1,633,580.00	$4.00	$136,131.67
11/01/23 - 10/31/24	$1,735,678.75	$4.25	$144,639.90
11/01/24-10/31/25	$1 794,283.43	$4.39	$149,523.62
11/01/25- 10/31/26	$1 854,939.28	$4.54	$154,578.27
11/01/26 - 10/31/27	$1,917,718.08	$4.70	$159 809.84
11/01/27 - 10/31/28	$1,982,694.14	$4.85	$165,224.51
11/01/28 - 10/31/29	$2 049,944.36	$5.02	$170,828.70
11/01/29- 07/31/30	$2,119,548.34	$5.19	$176,629.03

1.04 "Tenant's Pro Rata Share": From the Commencement Date through the day immediately preceding the P2CD (defined below), Tenant's Pro Rata Share shall be 95.3290%. From the P2CD through the Termination Date, Tenant's Pro Rata Share shall be 100%.

1.05 "Fiscal Year" shall mean the fiscal year for Taxes for the applicable jurisdiction, which is currently from the beginning of July to the end of June.

1.06 "Term": A period of eighty-four (84) full calendar months, plus any partial calendar month at the beginning of the Term, commencing on the Commencement Date (defined below) and, unless terminated earlier in accordance with this Lease, ending on July 31, 2028 (the "Termination Date"). The "Commencement Date" shall mean December 1, 2022. The commencement date with respect to Premises 2 shall be the earlier to occur of (i) May 1, 2023 or (ii) thirty (30) days after the existing tenant occupying Premises 2 surrenders and vacates Premises 2 (the "Premises 2 Commencement Date" or "P2CD"). Landlord shall use commercially reasonable efforts to deliver Premises 2 to Tenant prior to July 1, 2023, subject to force majeure and holding over by such existing tenant. Delay in the Premises 2 Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom.

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Tenant shall have the right to extend the Term of this Lease as set forth in Exhibit F.

1.07 Intentionally omitted

1.08 "Security Deposit": $203,620.80.

1.09 "Guarantor(s)": Tradition Transportation Group, Inc.. Concurrent with Tenant's execution and delivery of this Lease, Tenant shall cause Guarantor to execute and deliver a guaranty in favor of Landlord on the form attached hereto as Exhibit G.

1.10 "Broker(s)": Collectively the "Landlord's Broker", which is Colliers.

1.11 "Permitted Use": Warehouse, fulfillment and storage purposes, and general office use, and for such other lawful purposes as may be incidental thereto, and for no other use or purpose. To the extent permitted by all applicable laws and documents of record, Tenant may also use the parking area for trailer storage and maintenance.

1.12 "Notice Address(es)":

Landlord:	Tenant:

Franklin IN LP	Prior to the Commencement Date

8355 East Hartford Dr, Suite 200	______________________________
Scottsdale, Arizona 85255	______________________________
Attn: Robert Kurlender	______________________________

With a copy to:

Levenfeld Pearlstein, LLC	From and after the Commencement Date
2 N. LaSalle St. Suite 1300	Tradition Logistics, L.L.C.
Chicago, Illinois 60602	110 East Wayne Street, Suite 1503
Attn: Casey Koppelman	Fort Wayne, Indiana 46802
Attn: James L. Evans, President
(After	April 1, 2023)
Levenfeld Pearlstein, LLC	With a copy (mandatory for notice) to:
120 S. Riverside Plaza, Suite 1800	JoeMontel@TraditionTrans.com
Chicago, Illinois 60602
Attn: Casey Koppelman

1.13 "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays that are commonly recognized by other industrial buildings in the area where the Building is located. "Building Service Hours" are 24 hours a day, 7 days a week, 365 days a year.

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1.14 "Landlord Work": Landlord shall complete the Landlord Work described on Exhibit C

1.15 "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving, or operated in connection with, the Building and the parcel(s) of land on which they are located.

1.16 Additional Rights Granted to Tenant.

Renewal Option (See Section 1 of Exhibit F)

2. Lease Grant.

The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "Common Areas").

3. Adjustment of Commencement Date; Possession.

3.01 A form of premises acceptance letter is attached as Exhibit D (the "Premises Acceptance Letter"). Promptly after the determination of the Premises 2 Commencement Date, Landlord and Tenant shall execute and deliver a Premises 2 Acceptance Letter specifying the dates referenced therein. Tenant's failure to execute and return the Premises 2 Acceptance Letter, or to provide written objection to the statements contained in the Premises 2 Acceptance Letter, within 30 days after the date of the Premises 2 Acceptance Letter shall be deemed an approval by Tenant of the statements contained therein.

3.02 The Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord or any party acting on Landlord's behalf. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition and that Landlord has no obligation to perform any work in the Premises, the Building or the Property or otherwise prepare the Premises for Tenant's occupancy, except as otherwise provided for in this Lease. Landlord shall not be liable for, and the validity of this Lease shall not be impaired by, a failure to deliver possession of the Premises or any other space due to the holdover or continued wrongful possession of such space by another party, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space. In such event, if the Commencement Date for the Premises or the commencement date for such other space is a fixed date, such date shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord's permission. Tenant shall have the right to enter the Warehouse/Office Premises before the Commencement Date, but no earlier than October 1, 2022 (the "Early Access Period"). During the Early Access Period, Tenant shall be subject to the terms and conditions of this Lease; provided, including, without limitation, the obligation to maintain the required insurance, however, Tenant shall not be required to pay any Base Rent, Tax Rent or Expense Rent for the Early Access Period during which Tenant, with Landlord's approval, has entered, or is in possession of, the Warehouse/Office Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

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4. Rent.

4.01 Tenant shall pay Landlord in lawful money of the United States of America, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "Rent"). "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding Landlord's federal, state and local income taxes or any gross receipts tax payable in lieu of income tax), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term and the first monthly installment of Expense Rent and Tax Rent (as defined in Exhibit B), shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be made by electronic money transfer in accordance with Landlord's written instructions regarding the same or by such other means or method of payment as Landlord may direct in writing. If Tenant does not pay any Rent when due hereunder, Tenant shall, if not cured within 2 business days following written notice, pay Landlord an administration fee in the amount of five percent (5%) of the past due Rent, provided that Tenant shall be entitled to a grace period of up to 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at a rate (the "Interest Rate") per annum equal to the greater of (i) 12% per annum and (ii) 4 percentage points above the rate of interest then most recently publicly announced by a federally insured bank selected by Landlord as its "prime rate" or "base rate" (the "Prime Rate") until paid in full, including after the entry of any judgment. If accrual or payment of interest at the Interest Rate should be unlawful, then the Interest Rate shall be the maximum legal rate. Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant's bank for any reason. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant and acceptance of any such partial payment shall not be deemed a waiver of Landlord's right to the full amount due. Rent for any partial month during the Term shall be prorated based on the number of days in such month. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

4.02 Tenant shall pay Expense Rent and Tax Rent in accordance with Exhibit B to this Lease.

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5. Compliance with Laws; Use; Parking.

5.01 The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the suitability of the Property for Tenant's intended use. Tenant shall comply, and shall cause all of the Tenant Related Parties to reasonably comply, with all laws, statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including, without limitation, the Americans with Disabilities Act ("Law(s)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises; provided, however, that any physical alterations required by any Laws not specific to Tenant's use shall be the responsibility of Landlord. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Building, as determined by Landlord. Tenant shall comply (and cause the Tenant Related Parties and their respective contractors and vendors to comply) with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9.03).

5.02 Tenant shall have the right to use the parking area at the Property without paying any additional Rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles; provided, however, during the period of time Tenant occupies the entire Building, Tenant shall be allowed to post a reasonable number of reserved parking signs for its staff, which signs shall be removed (and any damage restored) by Tenant not less than two (2) business days prior to the date Tenant is not occupying the entire Building. Tenant shall not cause trucks, tractors, trailers or other large vehicles to be parked within the Property or on the adjacent public streets except as expressly set forth below. Vehicles shall be parked only in striped parking spaces and not in driveways or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant's use of the Property for parking purposes shall at all times comply with all applicable Laws. Trucks, tractors, trailers and other large vehicles shall be parked at the Building's truck doors, in designated trailer parking spaces, or otherwise perpendicular to and flush with the portion of the Building's exterior adjacent to the Premises and within the truck apron. Trucks, tractors, trailers and other large vehicles shall not be parked on landscaped areas or other unpaved surfaces or in designated drive lanes. Trailers shall be dropped only on dolly pads.

6. Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other obligation, loss or damage resulting from Tenant's breach under this Lease. If Landlord uses any portion of the Security Deposit, Landlord shall provide an accounting to Tenant and a statement of amounts due; and, Tenant, within 5 days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Absent an accounting of claims against the Security Deposit being provided Tenant within the 45 day period, Tenant shall be entitled to the return of the full Security Deposit. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

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7. Utilities.

7.01 Tenant shall (i) obtain, at Tenant's sole cost, all utilities and services that are required for Tenant to operate its business in the Premises and operate the Premises, including, without limitation, all natural gas, heat, cooling, energy, light, power, sewer service, telephone, internet, water, refuse disposal and other utilities and services supplied to the Premises and (ii) pay, prior to delinquency, for all such utilities and services, and if Tenant fails to timely do so, Landlord may, at its option (and without any obligation to investigate the validity of the amounts due), do so and Tenant shall reimburse Landlord therefor (plus interest at the Interest Rate until paid, including after the entry of any judgment) upon demand. Landlord shall have the right to designate the service provider for any such services. If Landlord, at Tenant's written request, elects to provide any services which are not Landlord's express obligation under this Lease, including, without limitation, any repairs which are Tenant's responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus, to the extent not prohibited by applicable Laws, a reasonable administrative charge.

7.02 Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any curtailment or interruption whatsoever in utilities or other services. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord's agents or their employees liable for the breach or failure of any data, computer or telecommunication network, equipment, system or infrastructure. Notwithstanding the foregoing, if any interruption or failure of utility service is due solely to Landlord's gross negligence or intentional misconduct (a "Landlord-Caused Service Interruption") and continues for more than two (2) days after written notice thereof from Tenant to Landlord (such 2-day period, the "Eligibility Period and prevents Tenant from operating its business in the Premises, then as Tenant's sole and exclusive remedy, Base Rent shall abate from the expiration of the Eligibility Period until the earlier of the date of restoration of service or the reopening of Tenant's business in the Premises; provided, however, if a Landlord-Caused Service Interruption continues beyond the Eligibility Period but only prevents Tenant from operating its business in a portion of the Premises, then Base Rent shall only so abate pursuant to this Article 7.02 in the proportion that the square footage of gross leasable area of the portion of the Premises that Tenant is prevented from using bears to the total square footage of gross leasable area of the Premises.

7.03 Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe to conserve energy related services or for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.

8. Leasehold Improvements.

8.01 All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, "Leasehold Improvements") shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, may remove any of Tenant's machinery or equipment which can be removed without damage to the Building. In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at Tenant's cost, to remove any Leasehold Improvements (whether or not made with Landlord's consent) prior to the Termination Date and to restore the Premises to their prior condition (such items which Landlord requires Tenant to remove as aforesaid collectively are referred to as "Required Removables"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. In addition, Tenant shall ensure that the Premises are free of all unpleasant and objectionable odors. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense: any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment. If Tenant fails to perform its obligations under this Section 8 in a timely manner, Landlord may perform such work at Tenant's cost. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alterations are Required Removables.

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9. Repairs and Alterations.

9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant, at its sole cost, shall promptly perform all maintenance, repairs, and replacements to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) partitions and interior walls; (c) doors; (d) the interior side of demising walls; (e) Alterations (defined in Section 9.03); (f) air conditioning units, restrooms, kitchens, including hot water heaters, plumbing, and similar facilities and other mechanical (including HVAC), electrical, plumbing and fire/life safety systems and equipment exclusively serving Tenant, whether such items are installed by Tenant, or by Landlord for the benefit of Tenant, or are currently existing in the Premises; (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "Cable") and (h) window blinds. All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below. If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Term. Tenant shall maintain a preventive maintenance contract providing for quarterly inspections and maintenance, as required by industry standards and good practice, of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord. If Tenant fails to make any repairs to the Premises for more than 15 days after written notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical, electrical, plumbing and fire/life safety systems (excluding HVAC systems) serving the Common Areas or the Building in general; (c) Common Areas; (d) exterior and structural walls, and roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Common Areas of the Building, if any. Landlord shall promptly make repairs for which Landlord is responsible.

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9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as"Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to structural alterations, fire/life safety systems; required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts and with coverages and waivers of subrogation reasonably required by Landlord and naming Landlord and the Additional Insureds (as defined in Section 14) as additional insureds (pursuant to the form of additional insured endorsement providing the broadest coverage for the additional insured); and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall comply with applicable Laws and shall be constructed in a good and workmanlike manner, using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any of the Common Systems or Landlord's ability to perform its obligations hereunder. Tenant shall comply (and shall cause the Tenant Related Parties and their respective contractors and vendors to comply) with Landlord's reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, Landlord shall have the right to designate the time when Alterations may be performed. Tenant shall not take any action which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building. Tenant shall reimburse Landlord for any commercially reasonable sums paid by Landlord for third party examination of Tenant's plans for Alterations requiring Landlord's consent under this Section 9.03. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any Alterations requiring Landlord's consent under this Section 9.03 equal to 5% of the cost of such Alterations. Upon completion, Tenant shall furnish "as-built" plans (in CAD format, if requested by Landlord) for such Alterations, completion affidavits and full and final waivers of lien. Neither Landlord's approval of an Alteration or the plans therefor nor Landlord's coordination or oversight of an Alteration shall be deemed a representation by Landlord that the Alteration complies with applicable Laws or is structurally sound or adequate for its intended purpose.

10. Entry by Landlord.

Landlord and the Landlord Related Parties may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building or to perform any of its obligations or exercise any of its rights under this Lease. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and/or after Building Service Hours on Business Days. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. In all cases, Landlord and the Landlord Related Parties shall use reasonable efforts to coordinate any closures with Tenant to avoid unreasonably disturbing Tenant's operations, to the extent possible.

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11. Assignment and Subletting.

Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign (by operation of Law or otherwise), transfer or encumber any interest in this Lease or Sublease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent, in the case of a proposed assignment of this Lease or a subletting of all or a portion of the Premises, shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. "Sublease" shall (for purposes of this Lease) mean and refer to the actual subleasing of any portion of the Premises. Tenant has informed Landlord that it intends to Sublease approximately 75% of the Premises to Dunham's Athleisure Corporation d.b.a. Dunham's (the "Dunham's Sublease"). Landlord hereby consents to the Dunham's Sublease so long as Dunham's and Tenant execute and deliver to Landlord a consent and subordination of sublease agreement to Landlord on a customary and commercially reasonable form prior to the execution of the Sublease. A Sublease shall not include any agreement executed by Tenant permitting a third-party licensee non-exclusive occupancy to a designated portion of the Warehouse/Office Premises for the sole purpose of performing regular and ongoing business services for such third-party licensee (a "License Service Agreement"). The consideration paid to Tenant under a License Service Agreement shall be for regular and ongoing business services performed by Tenant and not for occupancy and such business services shall not be those of a sublandlord. So long as no Default exists, a License Service Agreement shall not require the prior consent of Landlord provided that: (a) Tenant delivers a copy of each License Service Agreement to Landlord prior to the third-party licensee's entry onto the Premises; (b) the third-party licensee maintains (and provides evidence of) liability insurance, which shall have the same requirements for insurance as those required of Tenant under this Lease; and (c) the License Service Agreement shall contain an indemnity from the third-party licensee, in favor of Landlord, indemnifying Landlord from any and all liability incurred by Landlord as a result of the License Service Agreement or the third-party licensee's (or its invitees or licensees) entry onto the Premises. Excluding the Dunham's Sublease, the License Service Agreements in the aggregate shall not cover more than 50% of the rentable square footage of the Warehouse/Office Premises. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if Tenant is in Default under this Lease or if, in Landlord's reasonable judgment, the proposed transferee does not have sufficient financial means to perform all of its obligations under this Lease or the Sublease, as applicable, or its business is not suitable for a first class building like the Building or if Landlord has had prior unsatisfactory dealings with the proposed transferee or the proposed transferee is a governmental entity or entity entitled to sovereign immunity or the proposed transferee (or an affiliate) or if Landlord has any other reasonable basis for withholding consent. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, whether in a single transaction or a series of transactions, such change of ownership or control shall constitute a Transfer. Any Transfer in violation of this Section shall, at Landlord's option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant's obligations under this Lease, as amended from time to time. Landlord acknowledges Tenant my alter its capital structure through the issuance and/or transfer of securities, and this Section shall not restrict such transaction nor shall such transaction be a violation or breach of this Lease if the Effective Date shareholders continue to have management control.

11.01 Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, Sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 50% of the Rentable Square Footage of the Premises (excluding the Dunham's Sublease), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord the actual reasonable costs (including reasonable attorney's fees) incurred by Landlord in connection with any Permitted Transfer or requested Transfer, including the review thereof and the preparation and negotiation of any consent Landlord requires related thereto; provided, however, if neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord's standard form of consent in connection with the proposed Transfer.

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11.02 Excluding the Dunham's Sublease, Tenant shall pay Landlord 100% of the "Transfer Consideration" (being defined as all rent and other consideration which Tenant receives as a result of a Transfer) in the case of an assignment and 100% of the Transfer Consideration that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, in the case of a Sublease. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. In determining the excess due Landlord, Tenant may deduct from the excess (prior to splitting the same with Landlord), on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all Sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

11.03 Tenant has advised Landlord that Tenant's shareholders intend to sell all of their shares in Tenant and other assets of such shareholders to Aqua Power Systems Inc. (the "Transaction"). Notwithstanding anything to the contrary in this Lease, the Transaction is hereby approved without further action of Landlord; so long as (a) upon consummation of the Transaction, Tenant provides Landlord with written evidence that the Transaction closed without modification to the terms set forth herein; (b) day-to-day operational control of the Tenant will not be changed following the Transaction; and (c) following consummation of the Transaction the Guaranty shall remain in full force and effect.

11.04 Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as "Use") the Premises shall enter into any lease, Sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, Sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises. Each and every assignment and Sublease shall be expressly subject and subordinate to each and every provision contained in this Lease. Each assignee (including, without limitation, an assignee pursuant to a Permitted Transfer) shall expressly assume in writing for the benefit of Landlord the obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term.

12. Liens.

Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of written notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease (without any further notice or opportunity to cure) and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien and Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

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13. Indemnity and Waiver of Claims.

Tenant hereby agrees to indemnify, defend and hold Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "Landlord Related Parties") harmless from and against any and all claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (to the extent permitted by Law) (collectively, "Claims") for property damage, personal injury or any other matter arising, claimed, charged or incurred against or by Landlord or any of the Landlord Related Parties in connection with or relating to any event, condition, matter or thing which (a) occurs in, at or about the Premises from any cause, except to the extent due to the negligence or willful misconduct of Landlord or any of the Landlord Related Parties, or (b) occurs in, at or about the remainder of the Property to the extent due to the negligence or willful misconduct of Tenant or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (the "Tenant Related Parties" and together with the Landlord Related Parties, the "Related Parties"), or (c) is caused by or relates to any default, breach, violation or non-performance by Tenant of any provision of this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant and the Tenant Related Parties harmless from and against any and all Claims for property damage, personal injury or any other matter arising, claimed, charged or incurred against or by Tenant or any of the Tenant Related Parties in connection with or relating to any event, condition, matter or thing which occurs in, at or about the Property to the extent due to the negligence or willful misconduct of Landlord or any of the Landlord Related Parties. Notwithstanding anything to the contrary contained herein, Tenant hereby waives all claims against and releases Landlord and the Landlord Related Parties from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (i) Force Majeure, (ii) acts of third parties, (iii) the bursting or leaking of any tank, water closet, drain or other pipe, (iv) the inadequacy or failure of any security or protective services, personnel or equipment, or (v) any other cause except the negligence or intentional misconduct of Landlord.

14. Insurance.

Commencing on the Commencement Date or, if earlier, the date the Tenant enters the Premises for any purpose, Tenant shall maintain the following insurance ("Tenant's Insurance"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum limit of $3,000,000.00; (b) Property and Business Income Coverage Insurance written on an All Risk or Special Cause of Loss Form, including flood, earthquake and water damage of all types, including sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("Tenant's Property") and all Leasehold Improvements in the Premises (whether installed by Tenant or another party); (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Whenever good business practice, in accordance with industry standards, indicates the need for additional insurance in connection with the Premises or Tenant's use and occupancy thereof, as reasonably determined by Landlord, Tenant shall, upon request from Landlord, obtain such insurance (if commercially reasonable and available) at Tenant's cost and provide Landlord with evidence thereof, subject to the terms and provisions of this Section 14. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds (pursuant to the form of additional insured endorsement providing the broadest possible coverage for the additional insureds) the following: Franklin IN LP, the managing agent for the Building, Equity Commonwealth, Equity Commonwealth Management LLC, and their respective successors and assigns and, with respect to such parties, their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors and assigns as the interest of such designees shall appear (the "Additional Insureds"). In addition, Landlord shall be named as a loss payee with respect to Tenant's Property Insurance on the Leasehold Improvements. Tenant shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. Tenant's insurance shall be primary and any insurance carried by the Additional Insureds shall be excess and non-contributory. Required limits may be provided by a combination of primary and/or excess or umbrella policies provided that all other terms and conditions of this Section 14 are complied with. Tenant's Insurance may provide for commercially reasonable deductibles, but Tenant shall not have any self-insured retention or self-insure for the coverages required under this Lease. Except as specifically provided to the contrary, the limits of Tenant's Insurance shall not limit its liability under this Lease. In the event Tenant's occupancy or operation causes any increase of premiums for the property coverage and/or casualty rates on the Premises or Building or any part thereof or causes any increase in the premiums for any other insurance policy that may be carried by Landlord above the rate for the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay the commercially reasonable additional premium with respect to such insurance policies by reason thereof within 10 days following the billing thereof as additional rent; provided, however, that Landlord stipulates that the activities of Tenant during its occupancy of the Premises prior to the Effective Date of this Lease do not create an occupancy or operation causing any increase of premiums. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain. Landlord may self-insure for the insurance coverage required to be maintained by Landlord hereunder.

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15. Subrogation.

Notwithstanding anything herein to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other, and the other's Related Parties, for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Landlord and Tenant shall each cause their property insurance policies to be properly endorsed to reflect the insurer's waiver of its rights of subrogation. For the purposes of this waiver, any deductible with respect to a party's insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16. Casualty Damage.

16.01 If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a "Casualty"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate ("Completion Estimate") of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("Landlord's Restoration Work"). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If (a) the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days (or, in the case of a major Casualty affecting more than just the Building [such as, for example, a hurricane], 365 days) from the date the repair is started or (b) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after Tenant's receipt of the Completion Estimate, in the case of clause (a), and within 90 days after the date of the Casualty, in the case of clause (b). Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the willful misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by written notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Property or the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Property or the Building (as applicable) shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Property or the Building in substantially the same form as existed before the fire or casualty; (3) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (4) a material uninsured loss to the Building or Premises occurs.

16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, complete Landlord's Restoration Work. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other commercially reasonable modifications to the Common Areas deemed desirable by Landlord. Upon written notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements in the Premises (for clarity, Tenant personal property and warehouse racking are not Leasehold Improvements for this Section); provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds (whether from Landlord's or Tenant's insurance) or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Such Rent abatement shall end on the date Landlord has substantially completed Landlord's Restoration Work, Landlord's Restoration Work has been approved by the appropriate governmental authorities and the Premises is sufficient for a temporary C of O (or equivalent) for Tenant's Permitted Use, subject to work to be performed by Tenant. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Section 16, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

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17. Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord and Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord':s or Tenant's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building and/or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18. Default.

In addition to any other default specifically described in this Lease, each of the following occurrences shall be a "Defaulf': (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for more than 5 days after such payment was due, provided that in the case of only the first 2 such failures by Tenant to timely pay any portion of the Rent in a given calendar year, such 5 day grace period shall not commence until Landlord gives Tenant written notice of the applicable failure by Tenant to timely pay such portion of the Rent ("Monetary Defaulf'); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 15 days after written notice to Tenant provided, however, (i) if Tenant's failure to comply cannot reasonably be cured within 15 days Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 15 days and diligently pursues the cure to completion and (ii) if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon written notice to Tenant; (c) Tenant permits a Transfer without Landlord's required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) Tenant vacates the Premises and fails to take commercially reasonable measures to insure that all of Tenant's onsite obligations are satisfied daily at the Premises. If Landlord provides Tenant with written notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any 12-month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. Remedies.

19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (as defined in Section 4.01) then in effect, minus (ii) the then fair rental value of the Premises (taking into account the period of time the Premises can reasonably be expected to be vacant) for the remainder of the Term, similarly discounted to present value, provided that Landlord shall deduct from the present value of the fair rental value, all anticipated Costs of Reletting.

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19.03 If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations, with 2 days prior written notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required). Tenant shall reimburse Landlord for the commercially reasonable cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

19.04 Tenant expressly waives any and all rights of redemption and all rights to relief from forfeiture under any present or future Laws.

20. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) HEREUNDER SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY (INCLUDING, WITHOUT LIMITATION, UNCOLLECTED RENT, PROPERTY INSURANCE, CONDEMNATION AND SALE PROCEEDS PRIOR TO DISTRIBUTION THEREOF, BUT SUBJECT TO THE RIGHTS OF ANY MORTGAGEE AND TO LANDLORD'S RIGHT TO USE ANY INSURANCE AND CONDEMNATION PROCEEDS FOR THE PURPOSES OF REPAIRING AND RESTORING THE BUILDING AND THE PROPERTY) (THE "LANDLORD'S EQUITY INTEREST"), AND TENANT SHALL LOOK SOLELY TO LANDLORD'S EQUITY INTEREST FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. IN ADDITION, TENANT ACKNOWLEDGES THAT ANY ENTITY MANAGING THE BUILDING OR PROPERTY ON BEHALF OF LANDLORD, OR WHICH EXECUTES THIS LEASE AS AGENT FOR LANDLORD, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES, DAMAGES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

21. Hazardous Materials.

21.01 Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate ("Initial Disclosure Certificate"), a fully completed copy of which is attached hereto as Exhibit H and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes all Hazardous Materials (as defined below) which will be manufactured, treated, used or stored on or about the Premises by Tenant. Tenant shall on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an "Updated Disclosure Certificate") describing Tenant's then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificate shall be in the same format as that which is set forth in Exhibit H or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than 30 days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises or the Property except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing, in accordance with this Section 21.

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21.02 As used in this Lease, the term "Environmental Laws" shall mean any and all federal, state and local laws, regulations, ordinances, codes and policies, and any and all judicial or administrative interpretations thereof by governmental authorities, as now in effect or hereinafter amended or enacted, relating to (a) pollution or protection of the environment, natural resources or health and safety; including, without limitation, those regulating, relating to, or imposing liability for emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Materials; and (b) the use of chemical, electrical, radiological or nuclear processes, radiation, sophisticated electrical and/or mechanical equipment, sonar and sound equipment, lasers, and laboratory analysis and materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; or the Occupational Safety and Health Standards, 25 C.F.R. 1910-1000 et seq., or regulations promulgated thereunder, all as amended to date and as amended hereafter. As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any Environmental Law, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Except for cleaning products, customary lubricants and maintenance products used in the repair and maintenance of trucks and trailers, and a commercially reasonable amount of office supplies; Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (a) the prior written consent of Landlord, and (b) complying with all applicable Environmental Laws pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

21.03 If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Property results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any Environmental Law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises or the Property which is required to be reported to a governmental authority under any Environmental Law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Environmental Law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Property relating to any violation of an Environmental Law by Tenant its invitees or licensees during the term of this Lease. If a lien is filed against the Property by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Property is located, then Tenant shall, within 30 days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Property to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Property. Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Premises or the Property in violation of Tenant's obligations under this Lease or under any Environmental Laws. Prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Property by a qualified environmental consultant. Landlord shall pay the costs of such an environmental audit and Tenant shall, at its cost, take all actions recommended in such audit to remediate any environmental conditions caused by Tenant, its invitees or licensees. The provisions of this Section 21 shall survive the expiration or earlier termination of this Lease.

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22. Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% (the "Holdover Percentage") of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover (not taking into consideration any Rent abatement Tenant might have been entitled to during such period), provided that if Tenant holds over by more than 30 days, the Holdover Percentage shall increase to 200% after the first 30 days that Tenant holds over. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after written notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) and other lien(s) now existing or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the date to which Rent has been paid.

24. Notice.

All demands, approvals, consents or notices (collectively referred to as a "notice") shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address. Any Notice to Tenant must be courtesy-copied (required for Notice) to: JoeMontel@TraditionTrans.com".

25. Surrender of Premises.

At the termination of this Lease or Tenant's right of possession, Tenant shall comply with Section 8 hereof and shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant's right to possession, subject to applicable Laws, Landlord, at Tenant's sole cost, shall be entitled (but not obligated) to remove and store Tenant's Property and/or perform such restoration of the Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned and, at Landlord's option, subject to applicable Laws, title to Tenant's Property shall vest in Landlord or Landlord may dispose of Tenant's Property in any manner Landlord deems appropriate.

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26. Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. Whenever a matter is subject to the approval of governmental authorities or other governmental parties, or whenever the approval of any such parties is otherwise required under this Lease, the parties agree that the same shall include quasi-governmental authorities. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list. A breach by Tenant of the foregoing representation or warranty contained in this Section 26.01 will constitute an immediate and incurable Default.

26.02 If Landlord retains an attorney or institutes legal proceedings due to Tenant's failure to pay Rent when due, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys' fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys' fees actually incurred. TENANT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON A BREACH OF THIS LEASE AND TENANT WAIVES THE RIGHT TO FILE ANY COUNTERCLAIMS OR CROSS-CLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS OR CROSS-CLAIMS) IN ACTIONS FOR RECOVERY OF POSSESSION OF THE PREMISES ONLY. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord's acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations. If Landlord is requested to produce the following information in connection with a proposed financing or sale, then Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease.

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26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Tenant's Broker (as defined in Section 1.10) as a broker representing Tenant in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord hereby agrees to pay all brokerage commissions or finder's fees (if any) that may be due to the Brokers in connection with this Lease pursuant to its agreements, if any, with each such Broker. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord's Broker (as defined in Section 1.10), or such other entity affiliated with Landlord's Broker, that is involved in the negotiation of this Lease, represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of Landlord's Broker, or of such other entity affiliated with Landlord's Broker, in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to all of the provisions of this Lease. This Lease shall create only the relationship of Landlord and Tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Tenant agrees that Tenant may acknowledge only the existence of this Lease by and between Landlord and Tenant, the term of this Lease, and the possessory rights of Tenant under this Lease; and, that Tenant may not disclose any of the terms and provisions contained in this Lease to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Related Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of this Lease (whether by lapse of time or otherwise).

26.07 The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections 4, 8, 12, 13, 19, 21, 22, and 25 shall survive the expiration or early termination of this Lease.

26.08 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease and to all Mortgages and other matters of record from time to time, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.09 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease, including, without limitation, the exclusive right to the use of: (1) roofs, (2) telephone, electrical and janitorial closets, except that Tenant shall have the right of access and use of such facilities as reasonably necessary to carry out its business and operations, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, except that Tenant shall have the right of access and use of such facilities as reasonably necessary to carry out its business and operations, (4) rights to the land and improvements outside the demising walls of the Premises, except for the rights conferred Tenant under this Lease, and (5) those areas and risers within the Premises used for the installation of utility lines, facilities and equipment and other installations serving the Building or occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair the same and the right to make additional installations therein and elsewhere in the Premises, provided the same are concealed and do not reduce the usable square footage of the Premises by more than a de minimis amount. Without limiting the foregoing, Tenant agrees that Landlord, throughout the Term of this Lease, shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor any of the Tenant Parties shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations. Landlord shall have the right at any time to change the name or address of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building. Landlord shall also have the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

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26.10 [Reserved]

26.11 [Reserved]

26.12 This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, "electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

26.13 Tenant agrees to submit to Landlord any information required (directly or indirectly) in order for Landlord to (a) comply with Laws and (b) submit to any governmental authority any information legally required by such authority. In addition, Tenant authorizes Landlord to request and receive directly from any utility provider providing utilities to the Premises on a separately metered basis, copies of Tenant's utility billing records, if required by Landlord in connection with an analysis of utility consumption at the Building and Tenant agrees to furnish any such records in Tenant's possession to Landlord within 10 days after a written request from Landlord, if Landlord is not able to obtain such records from the utility company.

26.14 The Building name (and/or any other trade names and/or marks of Landlord or any affiliate of Landlord) and the goodwill associated therewith (collectively, the "Trademark") used by Landlord is owned by Landlord and/or an affiliate of Landlord and all rights with respect to the Trademark are reserved to Landlord and its affiliates. Neither Tenant nor any other party affiliated with Tenant shall use the Trademark without Landlord's prior written consent. In addition, Tenant shall not use (or permit any party affiliated with Tenant to use) any name associated with the Building or any pictures, illustrations or likenesses of the Property or Building or any symbol, design, mark or insignia adopted by Landlord for the Building, in Tenant's advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. As of the Effective Date, Landlord consents to Tenant use of the address, as well as pictures, illustrations or likenesses of the Property or Building in advertisements and directional materials; provided, however, all such pictures, illustrations and likenesses shall be first approved by Landlord.

26.15 This Lease (including, without limitation, the exhibits and attachments listed in the table of contents, which constitute part of this Lease and are hereby incorporated into and made a part of this Lease and shall be binding on, and shall be complied with, by the parties to this Lease, as if fully set forth in the body of this Lease) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Tenant shall not record this Lease or any memorandum or notice without Landlord's prior written consent.

[signature page follows]

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Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

Franklin IN LP, a Delaware limited partnership

By: Franklin IN GP LLC, a Delaware limited liability company

By: /s/ Robert Kurlender

Name: Robert Kurlender

Title: President

TENANT:

Tradition Logistics L.L.C., an Indiana limited liability

By: /s/ James L. Evans

Name: James L. Evans

Title: President

Tenant's Tax ID Number (SSN or FEIN): 81-1177861

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Industrial Real Estate Lease Agreement (the "Lease") by and between Franklin IN LP, a Delaware limited partnership ("Landlord") and Tradition Logistics, L.L.C., an Indiana limited liability company ("Tenant') for space in the Building (as defined in the Lease).

EXHIBIT A 1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Industrial Real Estate Lease Agreement (the "Lease") by and between_ Franklin IN LP, a Delaware limited partnership ("Landlord") and Tradition Logistics L.L.C., an Indiana limited liability company ("Tenant') for space in the Building (as defined in the Lease). Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Payments.

1.01 Tenant shall pay Tenant's Pro Rata Share of Expenses (as defined in Section 2 below) (the "Expense Rent') for each calendar year during the Term and Tenant's Pro Rata Share of Taxes (as defined in Section 2 below) (the "Tax Rent") for each Fiscal Year during the Term. Landlord shall provide Tenant with a good faith estimate of the Expense Rent for each calendar year and of the Tax Rent for each Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to 1/12th of Landlord's estimate of both the Expense Rent and the Tax Rent. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate and bill Tenant for any deficiency which may have accrued. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Rent by January 1 of a calendar year or of the Tax Rent by the first day of a Fiscal Year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Rent for such calendar year or the actual Taxes and Tax Rent for such Fiscal Year, as applicable ("Landlord's Statement'). If the estimated Expense Rent or estimated Tax Rent is more than the actual Expense Rent or actual Tax Rent for the applicable calendar year or Fiscal Year, as applicable, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Rent or estimated Tax Rent is less than the actual Expense Rent or actual Tax Rent for the applicable calendar year or Fiscal Year, as applicable, Tenant shall pay Landlord, within 30 days after its receipt of Landlord's Statement, any underpayment for the prior calendar year.

2. Expenses.

2.01 "Expenses" shall mean all costs and expenses incurred in each calendar year in connection with operating, equipping, maintaining, repairing, managing and making replacements to the Building and the Property (including, without limitation, all systems, structures, structural elements, personal property and Common Areas related thereto), including, but not limited to:

i.	Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans and other employee benefits.

ii.	Management fees, the cost of equipping, staffing, operating and maintaining an on-site or off-site management office (provided if the management office services one or more other buildings or properties, the shared costs and expenses of such management office[s] shall be equitably prorated and apportioned between the Building and the other buildings or properties), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs, and Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services) and be compensated therefor, provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arm's-length contract for such services with an unaffiliated entity of comparable skill and experience.

EXHIBIT B 1

iii.	The cost of services, including amounts paid to service providers (including, without limitation, contractors and/or suppliers) and the rental and purchase cost of parts, materials, supplies, tools, and equipment. Major equipment purchases shall be amortized over the longest period allowed by law for purposes of expense calculations.

iv.	Premiums and deductibles paid by Landlord for insurance, including workers compensation, rental loss, property coverage, general liability, and other insurance customarily carried from time to time by owners of comparable properties in the geographic area of the Premises. If Landlord self-insures any risk rather than obtaining third party coverage therefor, Landlord shall be entitled to include in Expenses the fees, costs and charges Landlord would have incurred if Landlord had not elected to self-insure any such risk.

v.	The cost of capital expenditures; provided, however, the cost of any capital expenditures shall be amortized during the initial Term based on the useful life of the applicable capital expenditure as determined in accordance with GAAP.

vi.	Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of an industrial and office building, would be construed as an operating expense.

Notwithstanding anything to the contrary contained herein, if any Expenses are incurred with respect to an item or service or portion of the Beneficial Common Areas (defined in Section 2.05 below) that serves or benefits another building or property in addition to the Building or Property, in order to determine the amount of the Expenses for the applicable period allocable or attributable to the Building and Property, Landlord shall make a reasonable allocation of any such Expenses between the Building or Property and such other buildings or properties, which need not be based on relative size and use, provided that if any such Expenses are paid pursuant to a reciprocal easement agreement, common area agreement or similar agreement, any allocation shall be made in accordance with such agreement to the extent such allocation is addressed by such agreement. Nothing contained in this Section 2.01 shall expand Landlord's obligations under this Lease (including, without limitation, Landlord's obligations to provide services).

2.02 Expenses shall not include: (a) the cost of capital improvements (except as set forth above); (b) depreciation; (c) principal payments of mortgage and other non-operating debts of Landlord; (d) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs in connection with leasing space in the Building; (f) lease concessions, rental abatements and construction allowances granted to specific tenants; (g) costs incurred in connection with the sale, financing or refinancing of the Building; (h) fines, interest and penalties incurred due to the late payment of Taxes or Expenses by Landlord; (i) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (j) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases (k) real estate brokers' leasing commissions; (1) costs of other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas of the Building); (m) Taxes and any inheritance, estate, succession, transfer, gift, franchise, corporation, income, gains or profit tax or capital levy and other taxes excluded from the definition of Taxes; (n) rental under any ground lease; (o) reserves of any kind; and (p) political contributions or contributions to charities.

2.03 If at any time during a calendar year the Building is less than 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year.

EXHIBIT B 2

2.04 "Taxes" shall mean: (a) all real property taxes and other assessments on or allocable or attributable to the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges and fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property;(c) all impositions (whether or not such impositions constitute tax receipts to governmental agencies) in substitution, partially or totally, of any impositions now or previously included within the definition of Taxes, including, without limitation, those imposed or required by governmental agencies to increase tax increments to governmental agencies and (d) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a), (b) and (c) above, including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax or any fines, interest and penalties incurred due to the late payment of Taxes. If a reduction in Taxes is obtained for any year of the Term with respect to which Tenant paid Tenant's Pro Rata Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment, provided that if a reduction in Taxes pertains to a particular tenant (such as, for example, if a particular tenant is tax exempt), Tenant shall not be entitled to any portion of such reduction and for purposes of determining Tenant's Pro Rata Share of Taxes, such reduction shall be disregarded.

If Landlord is permitted to pay a Tax assessment in installments, and Landlord elects to do so, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other taxes, Taxes for a given year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the applicable year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Term. Notwithstanding anything to the contrary contained herein, if the Property or any portion thereof is not separately assessed or if any portion of the Beneficial Common Areas serves or benefits another building or property in addition to the Building or Property, in order to determine the amount of the Taxes allocable or attributable to the Property for the applicable period, Landlord shall make a reasonable allocation of the Taxes for the tax parcels containing the applicable portion of the Property or such Beneficial Common Area (as applicable) between the Property and the other building[s] or property[ies] involved, which allocation may, at Landlord's option, take into account (among other things), the differential tax rates applicable to the different uses in the Property or such other buildings or properties, provided that if any such Tax is paid pursuant to a reciprocal easement agreement, common area agreement or similar agreement, any allocation shall be made in accordance with such agreement to the extent such allocation is addressed by such agreement.

2.05. Notwithstanding anything to the contrary contained herein, for purposes only of calculating Expenses and Taxes for purposes of this Lease, the Common Areas may include, at Landlord's election, areas which are not part of the Property, but which serve or otherwise benefit the Property, and are maintained in whole or in part by Landlord or an affiliate of Landlord (or by another party to whom Landlord is obligated to pay all or any portion of the cost thereof) ("Beneficial Common Areas"). Landlord shall provide Tenant written notice not less than 30 days prior to including any Beneficial Common Areas in calculating Expenses and Taxes for purposes of this Lease.

4. Personal Property Taxes.

Tenant shall pay prior to delinquency all taxes, if any, assessed against or levied upon its occupancy of the Premises or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment or other personal property or its occupancy of the Premises shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within 20 days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment, personal property or occupancy.

EXHIBIT B 3

EXHIBIT C

LANDLORD'S WORK

1	Southwest Office:

1. Enclose the Lobby front entrance with key fob access to both sides of the office.

2. 5 new private offices {8'x12')

3. 1 new training room for 20 people

4. Tint conference room windows

5. Can the front door have a lock added?

6. Add a sink in the breakroom

7. Install a vent in the Men's restroom

8. Construct a wall from the restroom to the north office entrance. Have double wide doors installed in the wall

2	Grand Appliance Office:	1. Paint interior of the office to resemble the NE office. 2. Professionally clean. 3. The restrooms need to be freshened up
3	East Warehouse:	1. Remove the crane
4	Truck Terminal: Work to be completed when the existing tenant vacates.	1. Paint exterior/interior 2. Repair any damaged doors 3. Install LED lights throughout 4. Professionally clean
5	Maintenance Facility: Work to be completed when the existing tenant vacates.	1. Paint exterior/interior 2. Repair any damaged doors 3. Install LED lights throughout 4. Professionally clean
6	Exterior:

1. Bush hog weeds/shrubs and spray weed killer around perimeter of the property.

2. Install a 6' chain-link barbed wire fence to secure the NE corner of the property. Install two sliding gates at each access point. Approx. 1,095 linear feet.

3. Paint a strip identifying property line from McFarling Foods in NE corner of the property.

4. Remove the office trailer on the south side of the property.

5. Freshen up the guard shack.

6. New overlay for 228,000 square foot of warehouse roof (60 Mil TPO Mechanically Attached Roof System Per Manufacturers Specifications).

Conduct repairs on all additional roof square footage, as needed.

EXHIBIT C 1

EXHIBIT D

PREMISES ACCEPTANCE LETTER

Date ___________________________________

Tenant _________________________________

Address ________________________________

                ________________________________

                ________________________________

Re: Premises Acceptance Letter with respect to that certain Industrial Real Estate Lease Agreement dated as of __________, 20__, by and between ______________________________, as Landlord, and ___________________, as Tenant, for ______________ rentable square feet on the                     floor of the Building located at __________________________.

Dear ___________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant acknowledges and agrees:

1. Tenant accepted possession of the Premises 2 on _____________,20_;

2. Premises 2 were delivered to Tenant in the condition required under the terms of the Lease;

3. The Premises 2 Commencement Date is _____________________;

4. The Termination Date of the Lease is _______________________;

The parties agree that this letter agreement may be executed by faxed versions of an original signature or by electronically scanned and transmitted versions [e.g., via pdf] of an original signature, each of which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

[continues on following page]

EXHIBIT D 1

Please acknowledge the foregoing matters by signing this Premises Acceptance Letter in the space provided and then return the executed agreement to me via email by scanning it and sending it to me at __________________ or you may fax the executed agreement to me at ____________________. Tenant's failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

___________________________________

Authorized Signatory

Acknowledged and Accepted:

Tenant: _____________________

By: ________________________

Name:______________________

Title:_______________________

Date: ______________________

EXHIBIT D 2

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Industrial Real Estate Lease Agreement (the "Lease") by and between Franklin IN LP, a Delaware limited partnership ("Landlord") and Tradition Logistics L.L.C., an Indiana limited liability company ("Tenant'') for space in the Building (as defined in the Lease). Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), Tradition Logistics, L.L.C., an Indiana limited liability company, the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building or placed outside the Premises (including any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display). No decorations, posters, banners, decorative lights or other items shall be placed in or affixed to or painted on the windows or adjacent to the windows in a location visible from the exterior of the Premises. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary in herein or in the Lease, so long as Tenant's signage is in compliance with applicable laws, ordinances, statutes, regulations and documents of record, Landlord shall not unreasonably withhold, delay or condition its consent to Tenant's proposed signage.

4. Landlord may, at its option, provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted to be installed.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys, key cards or other access codes or devices (as applicable, "Keys") to all locks within and into the Premises. A reasonable number of Keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate Keys. All Keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor's representatives, vendors and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time (including, without limitation, Landlord's rules regarding the days and times when such parties may enter the Building and perform work).

7. Movement in or out of the Building of furniture or equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in compliance with applicable Laws (including by persons holding all necessary licenses) and in a manner and restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval, a reasonable number of days in advance, by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld. Tenant shall assume all risk for damage, injury or loss in connection with the activity.

EXHIBIT E 1

8. Tenant shall not overload the floors of the Premises beyond their designed weight bearing capacity. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles

9. Doors from the Premises into corridors, when not in use, shall be kept closed.

10. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises, vibrations or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord's reasonable opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises except in accordance with the policies and procedures in place for driver companions (pets).

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for the Permitted Use and are being used by Tenant in a safe manner and in accordance with all applicable Laws and the provisions of this Lease. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal in the event of a violation by Tenant or Tenant's invitees or licenees.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose; provided, however, this provision shall not prohibit use of the sleeper units of trucks and any other designated rest area. Tenant shall not permit any alcohol to be stored, served or consumed at the Premises, other than on an incidental basis for the occasional use of its employees and guests and then only if Tenant obtains the host liquor liability endorsement specified in Section 14 of the Lease. Tenant shall not allow any cooking at the Premises without Landlord's prior written consent, except heating up food in a microwave. Tenant shall not use the Premises for photographic, multilith or multigraph reproductions, an employment bureau, a labor union office, a medical or dental office or other service oriented office use or an educational facility, except to the extent expressly permitted in the Permitted Use set forth in Section 1.11 of the Lease.

14. Tenant shall not take any action which would cause a work stoppage, picketing, labor disruption or dispute, or unreasonably interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall promptly, and in all events within 24 hours after the start of the Labor Disruption, take commercially reasonable actions to resolve the Labor Disruption, and have pickets removed and, at the request of Landlord, immediately terminate any work, or the provision of any service, in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work or service to resume. If Tenant fails, without legal grounds, to resolve the Labor Disruption within 24 hours after the start of such Labor Disruption, such failure shall be deemed a Default without any further notice required from Landlord and Landlord may, in addition to all other rights and remedies arising from the Default, refuse entry to the Building, including the Premises, by any contractors or others working at the Premises on behalf of Tenant. Tenant shall have no claim for damages against Landlord, any of the Landlord Related Parties or any Mortgagee, nor shall the Commencement Date be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of any telecommunication facilities available to service the Building.

EXHIBIT E 2

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for food and beverage machines for the exclusive use of Tenant's employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas, if any, designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

20. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

21. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

22. If applicable, the work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

23. Reserved.

24. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

25. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or to cause harm to the Building shall be placed and maintained by Tenant, at Tenant's cost, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes objectionable noise and vibration which cannot be sufficiently mitigated.

26. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking, or exterior loading, areas overnight.

27. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord.

28. Tenant shall be responsible for (a) keeping the exterior of the Premises, including, without limitation, truck court and parking areas, reasonably free of trash and refuse, and (b) the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's cost and without further notice, any trash or refuse left elsewhere outside of the Premises.

EXHIBIT E 3

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Industrial Real Estate Lease Agreement (the "Lease") by and between Franklin IN LP, a Delaware limited partnership ("Landlord") and Tradition Logistics, L.L.C., an Indiana limited liability company ("Tenant'') for space in the Building (as defined in the Lease). Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Renewal Option. Tenant is hereby granted the option ("Extension Option") to extend the term of the Lease for one (1) period of five (5) years ("Extension Term"). The Extension Option may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than fifteen (15) months and no later than nine (9) months prior to the commencement of the Extension Term. Tenant may not exercise the Extension Option if Tenant is in default under the Lease beyond the expiration of any applicable cure period either at the date of said notice or at any time thereafter prior to commencement of the Extension Term. Upon exercise of the Extension Option, all references in the Lease to the Term shall be deemed to be references to the Term as extended pursuant to the Extension Option.

The Extension Term shall be on the same terms, covenants and conditions as are contained in the Lease, except that (i) no additional extension option shall be conferred by the exercise of the Extension Option, (ii) Base Rent applicable to the Premises for the Extension Term shall be determined as provided below, and (iii) any initial rent abatement, concession or allowance which are in the nature of economic concessions or inducements shall not be applicable to any Extension Term. In addition to Base Rent, Tenant shall pay Additional Rent, and other Rent during the Extension Term as provided in this Lease.

Base Rent per annum per rentable square foot of the Premises for the Extension Term shall be one hundred percent (100%) of the Current Market Rate for lease terms commencing on or about the date of commencement of the Extension Term, but not less than Base Rent last payable immediately prior to the applicable Extension Term. The term "Current Market" means the prevailing net rental rate per rentable square foot under renewals of industrial leases recently executed for comparable space in the Building or comparable space in comparable industrial buildings to the Building in the Building's submarket. The determination of Current Market Rate shall take into consideration that this is a net lease; any differences in the size of space being leased, the location of space in the building and the length of lease terms; any differences in definitions of rentable square feet or rentable area with respect to which rental rates are computed; the value of rent abatements, allowances, the creditworthiness of Tenant; and other pertinent factors. The Current Market Rate may include an escalation of a fixed net rental rate (based on a fixed step or index) then prevailing in the market.

Within thirty (30) days after receipt of Tenant's notice to extend Landlord shall deliver to Tenant written notice of the Current Market Rate and shall advise Tenant of the required adjustment to Base Rent, if any.

Tenant shall, within ten days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Current Market Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Current Market Rate, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except that: (a) Base Rent shall be adjusted to the Current Market Rate and (b) Landlord shall lease to Tenant the Premises in its then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements. If Tenant rejects Landlord's determination of the Current Market Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Current Market Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant must timely exercise the Extension Option or the Extension Option shall terminate. Tenant may not exercise the Extension Option if Tenant is not occupying and conducting business in the Premises. Tenant's exercise of the Extension Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, or if Tenant shall have Subleased or assigned all or any portion of the Premises, other than as permitted by this Lease, then immediately upon such termination, Sublease or assignment, the Extension Option shall simultaneously terminate and become null and void. The Extension Option is personal to Tenant.

EXHIBIT F 1

EXHIBIT G

Guaranty

EXHIBIT G 1

EXHIBIT G-1

STATE SPECIFIC RIDER

Intentionally omitted

EXHIBIT G 2

EXHIBIT H

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

This Exhibit is attached to and made a part of the Industrial Real Estate Lease Agreement (the "Lease") by and between Franklin IN LP, a Delaware limited partnership ("Landlord") and Tradition Logistics LLC ("Tenant'') for space in the Building (as defined in the Lease) locate at 333 S. Franklin Rd, Indianapolis, IN. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate and finalize a lease agreement with you as tenant. After a lease agreement is signed by you and the Landlord, on an annual basis in accordance with the provisions of Section 21 of the signed Lease, you are to provide an update to the information initially provided by you in this certificate. The information contained in the Initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord, to defend itself or its lenders, members, partners, shareholders, advisors or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:

Franklin IN LP

8355 East Hartford Dr, Suite 200

Scottsdale, Arizona 85255

Attn: Robert Kurlender

TENANT: PLEASE COMPLETE FROM THIS POINT FORWARD

Name of Tenant: Tradition Logistics LLC

Mailing Address: 110 East Wayne St., Suite 1503, Ft. Wayne, IN 46802

Contact Person, Title and Telephone Number(s): 260-209-0700 Jim Evans

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): 260-209-0700

Address of Premises: 333 S. Franklin Rd, Indianapolils, IN

Length of Initial Term:

1. GENERAL INFORMATION

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations. ___________________________________________________________________________

EXHIBIT H 1

2. USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes   Yes ( ) No (X)

Chemical Products   Yes ( ) No (X)

Other   Yes ( ) No (X)

If yes is marked, please explain: __________________________________________________________

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including the estimated frequency and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year's certificate.

3. STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in nks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ( ) No (X)

If yes is marked, please explain: ____________________________________________________________

4. WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenant should describe any additional identification numbers issued since the previous certificate.

Yes ( ) No (X)

4.2	Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing tenants should describe any new reports filed. _______________________________________________________.

Yes ( ) No (X)

If yes, attach a copy of the most recent report filed.

EXHIBIT H 2

5. WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

N/A storm drain?

N/A sewer?

N/A surface water?

N/A no wastewater or other wastes discharged.

Existing tenants should indicate actual discharges. If so, describe the nature and return of any proposed or actual discharge(s) _______________________________________________.

5.2	Will any such wastewater or waste be treated before discharge? Yes ( ) No ( )

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted. _____________________________________________________.

6. AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air, and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which diJchar e into the air and whether such air emissions are being monitored.

Yes ( ) No (X)

If yes, please describe: ______________________________________.

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s) NO

lncinerator(s) NO

Dip tank(s) NO

Drying oven(s) NO

Other (Please Describe) __________________________________________

No Equipment Requiring Air Permits ____________________

If yes, please describe: __________________________________________________________

EXHIBIT H 3

7. HAZARDOUS MATERIALS DISCLOSURE

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regula ry agencies' requirements? Existing tenants should indicate whether or not Management Plan is required and has been prepared.

Yes ( ) No (X)

If Yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

8. ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ( ) No (X)

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 21 of the Lease.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ( ) No (X)

If yes, describe any such lawsuits and attach copies of the complaint(s), cross complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 21 of the Lease.

_________________________________________________________________________________________

EXHIBIT H 4

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns, Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes ( ) No (X)

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

_________________________________________________________________________________________

9. PERMITS AND LICENSES

9.1	Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

[signature appears on following page]

EXHIBIT H 5

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease, and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 21 of the Lease. The undersigned further acknowledges and agrees that the Landlord and its partners, members, lenders, employees, agents and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease.

I, Jim Evans, (print name) acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT: Tradition Logistics LLC

By: /s/ Jim L. Evans

Name. Jim L. Evans

Title: V.P.

Date: 11/3/2022

EXHIBIT H 6